UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 17, 2009
Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7733 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)
(314) 854-8000

(Registrant’s telephone number, including area code)
n/a

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.05 Costs Associated with Exit or Disposal Activities.
Item 2.06 Material Impairments.
SIGNATURES

Item 2.05. Costs Associated with Exit or Disposal Activities.
     On April 17, 2009, to further manufacturing cost efficiencies, Belden Inc. (the “Company”) committed to finalizing certain restructuring plans in Europe. The restructuring actions will affect approximately 110 employees. A pre-tax charge of approximately $13 million was recorded, primarily for severance.
Item 2.06. Material Impairments.
     In accordance with the Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company determined that in connection with the European restructuring actions noted above an impairment of certain long-lived assets was required. As a result, an impairment charge of approximately $20 million was recorded to reflect the related assets at their estimated fair values.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.
Date: April 23, 2009	By:	/s/ Kevin Bloomfield
Vice President, Secretary and
General Counsel

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